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                                                                      EXHIBIT 21


                            TRINITY INDUSTRIES, INC.
                   Listing of Subsidiaries of the Registrant


The Registrant has no parent.
At March 1, 2002, the operating subsidiaries of the Registrant were:


                                                                          Percentage of
                                                          Organized     voting securities
                                                          under the        owned by the
Name of subsidiary                                         laws of          Registrant
------------------                                        ---------     -----------------

Apromat, S.A. - Arad                                       Romania              50%
Astra Vagoane, S.A. - Arad                                 Romania              96%
Concrete Supply.Net, Inc.                                  Texas               100%
ICPV S.A. - Arad                                           Romania              89%
International Industrial Indemnity Co.                     Vermont             100%
MEVA, S.A. - Drobeta Turnu-Severin                         Romania              80%
Reunion General Agency, Inc.                               Texas               100%
Syro, Inc.                                                 Ohio                100%
Transit Mix Concrete & Materials Company                   Delaware            100%
   Transit Mix Concrete - Baytown, Inc.                    Texas               100%
Transit Mix Concrete & Materials Company of Louisiana      Louisiana           100%
Trinity Argentina S.R.L.                                   Argentina           100%
Trinity EE, Inc.                                           Delaware            100%
Trinity E-Ventures, Inc.                                   Delaware            100%
Trinity Equipment Co., Inc.                                Delaware            100%
Trinity Equipment Manufacturing Company, Inc.              Delaware            100%
Trinity Fitting & Flange Group, Inc.                       Delaware            100%
Trinity Industries Buffalo, Inc.                           Delaware            100%
Trinity Industries International Holdings AG               Switzerland         100%
   Administradora Especializada, S. de R.L. de C.V         Mexico              100%
   Grupo Tatsa, S. de R.L. de C.V.                         Mexico              100%
      Trinity Industries de Mexico, S. de R.L. de C.V.     Mexico              100%
   Servicios Corporativos Tatsa, S. de R.L. de C.V         Mexico              100%
   Trinity Industries do Brasil, Ltda.                     Brazil              100%
   Trinity Industries GmbH                                 Switzerland         100%
      Wagonmarket, spol. s r.o.                            Slovak Republic     100%
   Trinity Rail do Brasil, Ltda.                           Brazil              100%
Trinity Industries Leasing Company                         Delaware            100%
Trinity Industries Transportation, Inc.                    Texas               100%
Trinity Marine Products, Inc.                              Delaware            100%
Trinity Materials, Inc.                                    Delaware            100%
Trinity Mining Services, Inc.                              Delaware            100%
Trinity Rail Group, LLC                                    Delaware            100%
   Thrall Europa, s.r.o.                                   Czech Republic      100%
      Thrall Vagonka Studerka, a.s.                        Czech Republic       95%
   Thrall International Holdings LLC                       Illinois             99%
      Thrall Europa Gmbh                                   Switzerland         100%
      Thrall Europa (UK)                                   England & Wales     100%
   Thrall Company                                          Delaware            100%
         Rail Project, s.r.o.                              Slovak Republic     100%

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
   Thrall Trinity Freight Car, Inc.                        Delaware            100%
      Trinity DIFCO, Inc.                                  Delaware            100%
         DIFCO, Inc.                                       Ohio                100%
   Trinity Rail Components & Repair, Inc                   Delaware            100%
      McConway and Torley Corporation                      Pennsylvania        100%
            MCT Properties, Inc.                           Delaware            100%
            McConway and Torley - Anniston, Inc.           Delaware            100%
      Standard Forged Products, Inc.                       Delaware            100%
      Trinity Railcar Repair, Inc.                         Delaware            100%
   Trinity Tank Car, Inc.                                  Delaware            100%
Trinity Rail, Inc.                                         Delaware            100%
   Trinity Rail Management, Inc.                           Delaware            100%
      TILX GP I, LLC                                       Delaware            100%
      TILX LP I, LLC                                       Delaware            100%
Trinity Structural Towers, Inc.                            Delaware            100%
TRN Investment Company, Inc.                               Delaware            100%
   TRN, Inc.                                               Delaware            100%
      TRM Business Trust                                   Delaware            100%
Waldorf Properties, Inc.                                   Delaware            100%
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